Exhibit 99.1

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Reports 2004

Best Sales Year in its 8-Year History –

Second Consecutive Record-Breaking Sales Year

Twelve Month 2004 Record Sales Increase 22.2% over 2003 And Fourth Quarter 2004 Sales Increase 23.3% over Prior Quarter

Keystone Heights, FL – January 10, 2005 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) today announced that the preliminary unaudited estimated sales for the year ended December 31, 2004 were a record-breaking, all-time corporate high of $6,736,000, a robust increase of 22.1% over the sales for 2003 of $5,513,000.

For the three months ended December 31, 2004 preliminary unaudited estimated sales of $1,783,000, the second best quarter in the history of the Company, exceeded sales for the three months ended December 31, 2003, $1,446,000 by 23.3%.

“We are extremely pleased with our sales results for the year 2004 and we are very proud of the job our entire team has done this year. We anticipate that our zone cabling products will continue to benefit from the new zone cabling standards released in the industry in 2004. In addition, we anticipate increased sales in 2005, as our team continues to present the advantages of zone cabling over traditional home run wiring. The move towards an open office environment and advances in telecommunications technologies and network economics will increase zone cabling in both existing and new construction,” commented Joe McGuire, Chief Financial Officer.

“We believe that our actions, both strategic and tactical, have put American Access in a much better position today than it has been over the last few years. These actions, coupled with an improving economic landscape, give us confidence looking forward to 2005. We enter the new year well positioned to realize our very focused corporate mission to increase our revenues, control our expenses, continue our march to profitability, increase shareholders’ value and achieve our third consecutive best year in our history,” added McGuire.

For further detailed information on sales and expenses for the quarter and year ended December 31, 2004, please read the Company’s audited Annual Report (10-KSB) that will be filed with the Securities and Exchange Commission in approximately 50 to 60 days. The preliminary sales results noted above are subject to revision.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals subsidiary manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and for the U.S. government contractors.

News and product/service information are available at www.aatk.com.

Cautionary Note Concerning Forward Looking Statements: This press release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding future revenues. While the Company believes that such forward looking statements are based on reasonable assumptions, there can be no assurance that such future revenues will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, conditions and financial trends may affect the Company’s revenues, operating results and financial position. Prospective investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in the Company’s SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied therein will not be realized.